Exhibit 107

Calculation of Filing Fee Tables
S-3
Tilray Brands, Inc.
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.00013810
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share	457(r)				0.00013810
Fees to be Paid	3	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.00013810
Fees to be Paid	4	Other	Warrants	457(r)				0.00013810
Fees to be Paid	5	Equity	Common Stock, par value $0.0001 per share	457(o)			$51,597,980	0.00013810	$7,125.66
Fees to be Paid	6	Equity	Common Stock, par value $0.0001 per share	457(c)	3,133	$1.58	4,950.14	0.00013810	$0.68
Fees to be Paid	7	Equity	Common Stock, par value $0.0001 per share	457(c)	8,617,068	$1.58	$13,614,967.44	0.00013810	$1,880.23
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$65,217,897.58		$9,006.59
			Total Fees Previously Paid:						$0.00
			Total Fee Offsets:						$7,616.40
			Net Fee Due:						$1,390.19
Offering Note

1
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. The registrant is deferring payment of all of the registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

2
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. The registrant is deferring payment of all of the registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act.

3
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. The registrant is deferring payment of all of the registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act.

4
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. The registrant is deferring payment of all of the registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act.

5
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

6
Consists of (i) up to 3,133 shares of Common Stock issuable upon exercise of the warrants.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.58, which is the average of the high and low prices of Common Stock on October 6, 2025 on the Nasdaq Global Market.

7
Consists of up to 8,617,068 shares of Common Stock being registered for resale by the selling stockholder named in the resale prospectus supplement included in this registration statement.

Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.58, which is the average of the high and low prices of the Common Stock on October 6, 2025 on the Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	1	Tilray Brands, Inc.	S-3	333-267788	05/17/2024	N/A	$7,615.86	Equity	Common Stock, par value $0.0001 per share		$51,597,980
Fee Offset Sources		Tilray Brands, Inc.	S-3	333-267788	N/A	05/17/2024	N/A	N/A	N/A	N/A	N/A	$7,615.86
Fee Offset Claims	2	Tilray Brands, Inc.	S-3	333-267788	06/22/2023	N/A	$0.54	Equity	Common Stock, par value $0.0001 per share	3,133	$4,950.14
Fee Offset Sources		Tilray Brands, Inc.	S-3	333-267788	N/A	06/22/2023	N/A	N/A	N/A			$0.54
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

1
The registrant previously registered the offer, sale, and issuance of shares of Common Stock having an aggregate offering price of up to $250,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on May 17, 2024 (the “ATM Prospectus Supplement”), pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-267788) filed on October 7, 2022 (the “2022 Registration Statement”) with the Securities and Exchange Commission (“SEC”). In connection with the filing of the ATM Prospectus Supplement, the registrant paid filing fees of $36,900. As of the date of this registration statement, shares of Common Stock having an aggregate offering price of $198,402,020 have been sold under the ATM Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $7,615.86 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the ATM Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold securities under the 2022 Registration Statement.

2
The registrant previously registered the issuance of up to 3,133 shares of Common Stock issuable upon exercise of certain outstanding warrants by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on June 22, 2023 (the “Warrant Shares Prospectus Supplement”), pursuant to the 2022 Registration Statement filed with the SEC. In connection with the filing of the Warrant Shares Prospectus Supplement, the registrant paid filing fees of $252.93. As of the date of this registration statement, 3,133 shares of Common Stock remain issuable upon exercise of the warrants currently outstanding. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $0.54 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Warrant Shares Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold securities under the 2022 Registration Statement.